                                                                   EXHIBIT 10.11

***Portions of this exhibit marked by brackets ("[__________]") or otherwise identified have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Securities and Exchange Commission.***

                              AMENDED AND RESTATED

                               SERVICE AGREEMENT


         THIS AMENDED AND RESTATED SERVICE AGREEMENT (the "Agreement") is made and entered into as of October 1, 1996, by and between TSI, a division of LCC International, Inc., a Delaware corporation having its principal offices at 2111 Wilson Boulevard, Suite 401, Arlington, Virginia 22201 (collectively, "LCC"), and Nextel Communications, Inc., a Delaware corporation having its principal offices at 1505 Farm Credit Drive, Suite 100, McLean, Virginia 22102 ("Nextel")

                                  WITNESSETH:

         WHEREAS, Nextel and LCC are parties to that certain Amended and Restated Software License and Service Agreement, dated as of July 1, 1995, as heretofore amended (the "July Agreement"); and

         WHEREAS, the parties hereto desire to amend, consolidate and restate the July Agreement in this Agreement, together with the Amended and Restated Software License Agreement executed by the parties as of the date hereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

         1.1 Commitment Period. The term "Commitment Period" shall mean the thirty-six (36) month period commencing on October 1, 1996 and ending on September 30, 1999, during which Nextel has agreed to pay Minimum Service Charges and LCC has agreed to make available appropriate staffing to perform requested services for each month during such period in accordance with the terms hereof.

         1.2     Minimum Service Charge. The term "Minimum Service
Charge" shall mean the dollar amount of radio frequency engineering service fees (excluding taxes, reimbursable expenses and similar charges) that Nextel guarantees to pay to LCC each month during the Commitment Period in accordance with Section 4.2.1 hereof.

         1.3 Nextel. For the purposes of this Agreement, except where the context expressly indicates otherwise, the term Nextel shall be deemed to include Nextel

Communications, Inc. and each entity that both (i) owns or operates a System and (ii) is "controlled" by Nextel Communications, Inc., where the term "control" means the ownership of 50% or more of an entity's capital stock or voting securities.

         1.4 Services. The term "Services" shall mean the services to be rendered by LCC to Nextel pursuant to Section 2 hereof.

         1.5 Systems. The term "Systems" shall mean Nextel's digital mobile telephone systems in the Territory.

         1.6 Territory. The term "Territory" shall mean each geographical area in the United States (including Alaska and Hawaii), Puerto Rico and/or the U.S. Virgin Islands in which Nextel operates or plans to operate a System.

         1.7 Trademarks. The term "Trademarks" shall mean: (i) EXP-2001(R), MSAT(TM), LCC(R), and RSAT-2000(R), which are trademarks of LCC,
(ii) LCC(R), which is a service mark of LCC, and (iii) any other trademark, service mark or logo used by LCC during the term of this Agreement.

2.       LCC's SERVICES.

         2.1 RF Engineering Services. Nextel hereby engages LCC to provide, and LCC hereby agrees to provide to Nextel radio frequency engineering services in connection with the design, optimization and operation of Systems in the Territory, subject to the following:

                 2.1.1    Minimum Service Charges.

                 (a) For any given month, Nextel shall pay LCC for the provision of radio frequency engineering services in accordance with the schedule of engineering service fees set forth in Exhibit A attached hereto (but giving effect to all applicable discounts), based on the number of hours devoted by LCC's engineers to providing services requested by Nextel hereunder. For each month during the Commitment Period, if Nextel does not engage LCC to perform, and LCC does not perform, radio frequency engineering services resulting in hourly radio frequency engineering service charges totaling the Minimum Service Charges (as defined in Exhibit A) for the month, after the application of all applicable discounts, then Nextel shall pay to LCC an amount equal to the Minimum Service Charges for the month.

                 (b) At August 1, 1997 and at each August 1 thereafter during the Commitment Period, Nextel shall have the option to reduce the Minimum Service Charges for the immediately following twelve (12) month period by up to ten percent (10%) of the then-current Minimum Service Charges, provided that: (i) Nextel notifies LCC in writing of Nextel's election to reduce the Minimum Service Charges at least thirty (30) days prior to the relevant August l review date, and (ii) LCC's obligation to be available to provide Nextel with radio frequency engineering





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services shall be reduced in proportion to any reduction in the Minimum Service
Charges. Notwithstanding any provision herein to the contrary, any reduction of the Minimum Service Charges shall not affect Nextel's obligations under Section
2.1.5 hereof with respect to assignments of two (2) years or more.

                 (c)      The parties agree to reduce the Minimum
Service Charges, on a pro rata basis, if the Federal Communications Commission revokes any Nextel license to operate any System.

                 (d) Any reduction in the Minimum Service Charges under this Section 2.1.1 shall result in a corresponding reduction in the monthly staffing levels that LCC has agreed to be available to provide radio frequency engineering services to Nextel under Section 2.1.2 below; and any increase in the Minimum Service Charges shall result in a corresponding increase in such staffing levels.

                 2.1.2 LCC's Availability. For each month during the Commitment Period, LCC agrees to remain available to provide radio frequency engineering services to Nextel at the monthly staffing levels set forth in Exhibit A attached hereto, assuming an allocation between engineering titles of one (1) Project Theater (or Project Manager) for every two (2) System Engineers plus two (2) RF Engineers. In the event Nextel desires to engage LCC to provide more than the number of engineers required under the monthly staffing levels set forth in Exhibit A attached hereto, then: (i) in the event Nextel provides LCC with a written request for one or two engineers above the required monthly staffing levels, then LCC agrees (assuming the foregoing staffing allocation) to provide the requested staffing within three (3) weeks of its receipt of Nextel's request (or, if later, on the date stated in Nextel's written request), (ii) in the event Nextel provides LCC with a written request for three engineers above the monthly staffing levels, then LCC agrees (assuming the foregoing staffing allocation) to provide the requested staffing within eight (8) weeks of its receipt of Nextel's request (or, if later on the date stated in Nextel's written request), and (iii) in the event Nextel provides LCC with a written request for four or more engineers above the monthly staffing levels, then LCC agrees (assuming the foregoing staffing allocation) to use its best efforts to meet Nextel's requirements subject to the availability of sufficient qualified personnel. For the purposes of this Agreement, LCC's Project Managers, Project Leaders, System Engineers and RF Engineers shall have substantially all of the qualifications set forth in Exhibit B attached hereto.

                 2.1.3    LCC's Staffing Plan.

                 (a) For each month during the Commitment Period, the parties agree to meet on a quarterly basis to develop and agree upon an engineering personnel staffing plan for the immediately following three calendar quarters, until the expiration of the Commitment Period, as follows:
(i) the first staffing plan will cover the immediately following three calendar quarters, and (ii) each subsequent





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staffing plan will carry forward, from the previous staffing plan, the staffing plan for the remaining two calendar quarters and include a new staffing plan for the third calendar quarter. Each staffing plan will be jointly prepared by LCC and Nextel and will provide for LCC's provision of radio frequency engineering services to Nextel at dollar amounts equaling not less than the applicable Minimum Service charges during the relevant month(s).

                 (b) Each staffing plan will specify: (i) the number of engineers required, by grade level from Project Manager to RF Engineer, (ii) the respective staffing levels for each Nextel project office (subject to Section 2.1.3(c) below), and (iii) the number of engineers that will be required to provide professional services on a long-term (more than two (2) years) basis. LCC agrees to be available to provide Nextel with radio frequency engineering services at least equaling the Minimum Service Charges for the relevant month(s) in accordance with the then-current staffing plan. If LCC is unable (due to its inability to provide the required staffing) to provide radio frequency engineering services equaling the Minimum Service Charges, then: (A) LCC's radio frequency engineering services for the month will be invoiced based only on the services actually provided, and (B) LCC agrees to credit Nextel's account an amount equal to Twenty percent (20%) of the difference between the Minimum Service Charges for the month and the amount invoiced to Nextel for radio frequency engineering services under the preceding subsection (A).

                 (c) Nextel shall have the option to reallocate any position designated in the then-current staffing plan for any particular
Nextel project office to another Nextel project office, upon not less than thirty (30) days advance written notice to LCC. Upon its receipt of any such notice, LCC agrees to use reasonable efforts to provide the requested engineer in the newly designated project office, provided that, LCC shall not be liable for any failure to provide the same and the provisions of Section 2.1.3(b) shall not apply. Upon such reallocation, LCC will cease staffing the designated position at the original project office location.

                 (d) If Nextel fails to present to LCC a projection of its requirements for radio frequency engineering services, assuming the allocation between engineering titles described in Section 2.1.2 above, for any calendar quarter, and as a result, the parties fail to develop a staffing plan for that calendar quarter, then the staffing plan for that quarter shall be conclusively deemed to require Nextel to engage the minimum number of engineers indicated with respect to such calendar quarter on Exhibit A hereto, which engineers shall be deemed allocated between engineering titles as nearly as practicable in accordance with the staffing ratio specified in Section 2.1.2 above, and such engineers shall be assigned to Nextel project offices in a manner as nearly as practicable consistent with the project office assignments in effect for the most recent month for which an agreed staffing plan existed.





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                 (e)      Nextel and LCC hereby confirm that: (i) the
agreed staffing plan for the months of October, November and December 1996 is attached hereto as Exhibit D-1; (ii) the tentative staffing plan for the first and second calendar quarters of 1997 is attached hereto as Exhibit D-2, and the parties intend to finalize those items required to arrive at an agreed staffing plan for such quarters not later than January 1, 1997; and (iii) such staffing plans, once agreed upon, shall be subject to further revision or modification only as provided herein or as Nextel and LCC may otherwise agree in writing.

                 2.1.4 Key Personnel; Promotions. LCC agrees to notify Nextel (in the case of promotions or other changes involving rate increases, in writing at least 30 days prior to any resulting rate increase) before LCC reassigns, promotes or changes the responsibilities of any radio frequency engineer who is rendering Services to Nextel. LCC agrees to take into account Nextel's views regarding the proposed reassignment, promotion or change in responsibilities, it being understood that LCC shall have sole authority to make the final decision regarding any such personnel. In the event LCC, on its own initiative or as a result of the removal of an employee for "just cause" (as defined in Section 2.1.5(b) below), reassigns any of the foregoing personnel, then: (a) LCC shall use its best efforts to have the reassigned engineer spend: (i) three (3) days, for short-term assignments, or (ii) five
(5) days for long-term assignments, at his/her originally assigned project office and/or location, training his/her replacement without charging Nextel for the services of the reassigned engineer during the aforementioned training period, and (b) Nextel will not be obligated to reimburse LCC for any expenses incurred in relocating and/or moving the reassigned engineer to his/her new assignment nor will Nextel be obligated to reimburse LCC for any expenses incurred in moving or otherwise transporting his/her replacement to fill the vacant staffing position so created.

                 2.1.5 Long Term Assignments. The parties acknowledge that, pursuant to Section 2.1.5(a) of the July Agreement, LCC assigned approximately three (3) engineers to perform services at Nextel project offices for a period of two (2) years or more. For so long as these engineers remain under their current 2 year assignment, (a) Nextel agrees not to terminate any such engineer's assignment before the expiration of the applicable two (2) year period, or such longer period as may have been requested by Nextel (the "Engagement Period"), other than for "just cause," and (b) in lieu of the standard per diem, reimbursable living expenses and income tax equalization payments paid by Nextel hereunder, for each engineer, Nextel shall reimburse
LCC: (i) for moving expenses incurred by LCC in moving the subject employee to and back from the relevant market, at a rate of [_____________] per move (where moving to the market constitutes a single move and moving back from the market constitutes a second move) plus (ii) a monthly per diem in the amount of [____________________] per engineer on long term assignment per month. In the event Nextel terminates any such engineer's assignment before the expiration of the applicable Engagement Period, other than for "just cause," Nextel also agrees to pay LCC termination charges equal to the sum of

[___________________] times the actual number of months remaining in the Engagement Period. For the purposes of this Section 2.1.5(b), the term "just cause" shall mean: (i) after an engineer consistently fails to perform his/her responsibilities in a professional and competent manner, after notice and reasonable opportunity to cure his/her performance, or (ii) any act of dishonesty, fraud or deceit.

                 2.1.6 Nextel Decisions. LCC and Nextel agree that because Nextel and/or other persons, and not LCC, shall have ultimate decision-making authority concerning the design, conceptual planning, optimization and/or expansion of the Systems, LCC shall not, in the performance of any Services for Nextel under this Agreement, be responsible or have any liability for any decision made regarding the design, conceptual planning, optimization and/or expansion of the Systems and/or any other decisions made by Nextel and/or any person or entity providing services/products to Nextel (that is engaged by Nextel directly and is not LCC or an employee, agent or a sub-contractor of
LCC) concerning the Systems. Notwithstanding the provisions of this Section 2.1.6: (i) in rendering the Services LCC (and its employees, agents and sub-contractors providing Services hereunder) shall contribute its best efforts to Nextel's overall system engineering activities in order to achieve a system design of high quality, and (ii) nothing in this Section 2.1.6 shall release LCC from (a) its obligations pursuant to warranties applicable to Services provided hereunder, as contemplated in Section 6.1 hereunder or (b) its agreements regarding the provision or Services as set forth herein or in any staffing plan adopted as provided herein.

                 2.1.7 Subcontracting. LCC shall have the right to engage subcontractors on a limited basis to perform any or all of the Services, subject to Nextel's prior written approval, which shall not be unreasonably withheld or delayed. Each such subcontractor shall execute a confidentiality agreement with Nextel that is satisfactory to Nextel in form and substance.

                 2.1.8 Certain Obligations. The parties hereby acknowledge that the minimum payments, availability requirements, and staffing provisions of this Agreement shall remain in effect only during the Commitment Period. After the expiration of the Commitment Period, Nextel may engage LCC to perform radio frequency engineering services, and LCC may agree to perform such services, from time to time. The provision of such services shall be subject to the terms, conditions and provisions of this Agreement, except as the parties may otherwise agree.

                 2.1.9 Sale of System. Nextel agrees that prior to any sale, transfer or assignment of any System in the Territory to any person other than a Nextel affiliate or subsidiary: (i) Nextel shall advise LCC in writing of such sale, transfer or assignment and (ii) Nextel shall use reasonable efforts to cause the purchaser, transferee or assignee to enter into a separate services agreement in connection with the transfer of the relevant System, which separate services agreement shall provide for the provision by LCC of Services on substantially the same terms as set forth herein. In the event that the purchaser, transferee or assignee enters into such a separate services agreement, then Nextel shall be entitled to a credit against the Minimum Service Charges paid by such purchaser in such month under such separate services agreement. Such separate services agreement may only be assigned to the purchaser, transferee or assignee of such System. In the event that Nextel's sale, transfer or assignment of such System is not completed, the parties shall terminate and cancel such separate services agreement and continue under the terms of this Agreement. In addition, if such sale, transfer or assignment should include all or substantially all of the Systems in the Territory, Nextel shall obtain from the relevant purchaser, assignee or transferee an appropriate written instrument to evidence the assumption of this Agreement a part of such sale, assignment or transfer transaction.

                 2.2 RF Engineering; Exclusivity. Nextel hereby engages LCC as Nextel's exclusive provider during the Commitment Period of radio frequency engineering services, of the type offered by LCC, in the Territory, and agrees not to, without LCC's prior written consent, engage any person, corporation, company, partnership or entity other than LCC to provide radio frequency engineering services to Nextel in the Territory during the Commitment Period. This provision shall not, in any event, limit or restrict Nextel's ability to: (i) employ radio frequency engineers or other personnel, as Nextel employees, to perform radio frequency engineering services, or (ii) retain, on an appropriate basis as other than Nextel employees, radio frequency engineers or other personnel to periodically audit LCC's performance under the terms of this Agreement, or (iii) employ replacement engineers as contemplated by
Section 9.2.

3.               PROPRIETARY PRODUCTS AND WORKS.

                 3.1 Works. All right, title and interest in and to any and all software, know-how, inventions, discoveries, techniques, methodologies, databases, documentation or other intellectual property used, developed or conceived of by LCC or its subcontractors in the performance of the Services shall be and remain the exclusive proprietary property of LCC, provided, however, that any and all tangible reports, designs, drawings, plot maps or other materials that are delivered to and paid for by Nextel hereunder shall be and remain the sole and exclusive property of Nextel, notwithstanding any termination or expiration of this Agreement.

                 3.2 Assistance. Each party agrees to notify the other party immediately of any infringement, unauthorized possession or misuse of any intellectual property belonging to the other party. Upon one party's request and at such party's expense, the other party shall render all reasonable assistance in the prosecution and/or settlement of any lawsuit or other action instituted to prevent or terminate any such infringement.





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4.               FEES AND EXPENSES.

                 4.1 Service Fees. For each month during the term of this Agreement, Nextel agrees to pay LCC for RF engineering services in accordance with the schedule of engineering service fees set forth in Exhibit A attached hereto (but giving effect to all applicable discounts and credits), provided, however, that Nextel's total monthly payment for hourly radio frequency engineering service fees for each month during the Commitment Period shall not be (except as expressly provided herein) less than the applicable Minimum Service Charges for the relevant month, as determined in accordance with
Section 2 above.

                 4.2 Expenses. Nextel agrees to reimburse LCC for all reasonable expenses (including, without limitation, travel (with airfare at coach rate), lodging, meal, telephone, facsimile, copying, shipping and other direct and/or associated expenses and costs) incurred by LCC in the performance of the Services, plus [___________]. The foregoing expenses shall include any reasonable amounts paid by LCC to its employees as reimbursement for temporary living expenses, per diems and income tax equalization expenses, provided, however, that such payments shall not exceed the payments allowable under any expense reimbursement guidelines established from time to time by mutual agreement of the parties. Nextel and LCC agree that certain expense reimbursement guidelines, for the identified expense categories, as in effect on October 1, 1996 are set forth on Exhibit E hereto, and shall continue in effect until changed by agreement of the parties.

                 4.3      Adjustment in Fees.

                 (a) On or prior to June 1 in each year, beginning with June 1, 1997, appropriate senior representatives of LCC and Nextel shall meet and review the conduct of the Services hereunder and Nextel's suggestions for improvement. Such review also shall address LCC's and Nextel's views concerning whether the Services and related arrangements hereunder are competitive, on price and performance terms, to those then being offered by comparable providers (in terms of size, qualifications and capabilities) of comparable services that otherwise would be available to Nextel. If appropriate, the parties may discuss and implement any changes required to the terms of this Agreement by reason of competitive conditions then-prevailing in the market place (which in no event shall require any reduction in the amount of the Minimum Service Charges during the Commitment Period).

                 (b) If, as a result of this review process, LCC should reasonably determine that an increase in the monthly per diem amounts set forth in Section 2.1.5, or the expense reimbursement amounts set forth in Exhibit E should be made, LCC shall so notify Nextel in writing on or prior to June 30 in the relevant year, and thereupon LCC shall have the right to increase such amounts (with such increase to be effective beginning on August 1 of the relevant year) by an amount equal to the percentage increase, if any, in the Consumer Price Index for the twelve (12) month period ending two (2) months prior to such effective date, up to a maximum of six (6%). As used in this Agreement the term "Consumer Price Index" shall mean the "Index Number" for "All Items" for the "All Urban Consumers" as published in the Revised Consumer Price Index-U.S. City Average (36 Mo. Avg. 1982-84 =
100) by the Bureau of Labor Statistics of the U.S. Department of Labor.

                 (c) If, as a result of this review process, LCC should reasonably determine that an increase in the hourly rates for engineering services set forth on Exhibit A hereto should be made, LCC shall so notify Nextel in writing on or prior to June 30 of the relevant year, and thereupon LCC shall have the right to increase such hourly rates (with such increase to be effective on August 1 of the relevant year) for each month during the Commitment Period by an amount equal to the percentage increase in LCC's standard published rates (subject to Section 4.5 hereof) during the twelve (12) month period immediately preceding the date of such notice of increase; provided however, that the increase in engineering service fees on any August 1 shall not, on a weighted average basis based on Nextel's usage of LCC personnel during the six (6) months prior to such August 1, exceed [________].

                 4.4 Payment Terms and Interest. All payments of service fees, reimbursements of expenses, and other fees or charges due and payable under this Agreement shall be made within thirty (30) days of the date of Nextel's receipt of LCC's invoice. All past due payments shall bear interest, until paid in full at the rate of one percent (1%) per month or the highest rate allowed by applicable law, whichever is lower. Should LCC commence an action against Nextel to collect any payments due, Nextel agrees to pay all reasonable costs of collection, together with interest due and reasonable attorneys' fees.

                 4.5 Preferred Customer. Notwithstanding anything herein to the contrary, it is the intent of the parties that: (i) Nextel shall be treated as a preferred customer; and (ii) LCC's fees and charges for, services provided hereunder, on an overall basis, shall be the most favorable fees and charges that LCC makes available to any other customer for such services.

5.               HARDWARE PRODUCTS

                 5.1 LCC Manufactured Products. During the term of this Agreement, Nextel shall have the right (but no obligation) to purchase from LCC those LCC manufactured hardware products and associated maintenance programs generally offered by LCC to its customers at LCC's then-current standard list price, provided, however, that Nextel shall be entitled to a [_____________] discount off the standard list price for each product base unit, excluding accessories and any third party products. Notwithstanding the foregoing, the prices charged to Nextel by LCC shall be no greater than the prices charged by LCC for the same products to its other similarly situated customers given the same volume levels, terms and conditions of the relevant order. Provision by LCC to Nextel of such hardware products shall be:

(i) subject to availability; (ii) subject to Nextel's agreement not to sell, distribute, transfer or assign such products to other persons, and (iii) sold under LCC's standard terms and conditions of sale (including, without limitation, warranties and delivery terms) for the item(s) ordered.

                 5.2 Hardware Development. The parties agree to regularly consult with each other with respect to the continued development and availability of LCC's field test measurement equipment products for the iDEN marketplace. The parties agree to meet periodically throughout the term of this Agreement to: (i) review and discuss Nextel's needs and requirements for such products, and (ii) attempt to develop mutually acceptable pricing, functionality and availability of such products and any upgrade requirements. In particular, LCC agrees to use reasonable commercial efforts to have the following functionality available in certain of its products as follows:

                 (a) On or before December 31, 1996, an LCC manufactured RSAT-2000 iDEN, which is capable of operating with (i) an ESMR scan receiver, and either (ii) an iDEN mobile (car mount) radiotelephone, or (iii) an iDEN portable (handheld) radiotelephone;

                 (b) On or before March 31, 1997, an LCC manufactured EXP-2001 iDEN, which is capable of operating with (i) an ESMR scan receiver,
(ii) an iDEN mobile (car mount) radiotelephone, and (iii) an iDEN portable (handheld) radiotelephone; and

                 (c) On or before June 30, 1997, an LCC manufactured MSAT-2000 iDEN, which is capable of operating with (i) an ESMR scan receiver, and (ii) an iDEN portable (handheld) radiotelephone."

                 5.3 Maintenance & Support. LCC hereby agrees to make available to Nextel the LCC manufactured hardware maintenance and support programs described in Exhibit C attached hereto.

                 5.4 Discretionary Nature of Purchases. Nextel has not committed or promised to commit to purchase from LCC any LCC manufactured hardware products or associated maintenance programs, whether or not the same are developed or manufactured by LCC independently or as a consequence of consultations with Nextel as contemplated above. Any such purchases would be entered into only to the extent Nextel, in its discretion, determines to enter into such agreements. No Services to be provided hereunder or software licensed in connection herewith are conditioned on any purchases by Nextel of any LCC manufactured hardware products or associated maintenance programs.

6.               WARRANTY AND DISCLAIMER.

                 6.1      LCC's Warranties.

                 6.1 Warranty. LCC hereby warrants that LCC's radio frequency engineering services will be performed in accordance with generally accepted design engineering practices and standards for the wireless communications industry. LCC's sole and exclusive obligation under the foregoing warranty shall be to use reasonable efforts to reperform (at LCC's sole cost and expense) any nonconforming work as soon as practicable after receiving written notice from Nextel, provided that written notice is received within twelve (12) months after the work was performed or delivered to Nextel.

                 6.2 DISCLAIMER. THE WARRANTIES SET FORTH IN SECTION 6.1 ARE THE ONLY WARRANTIES MADE BY LCC UNDER THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF, AND LCC EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES AND/OR CONDITIONS UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTY OF NON- INFRINGEMENT AND ANY IMPLIED WARRANTY ARISING OUT OF THE COURSE OF DEALING, CUSTOM OR USAGE OF TRADE. THE WARRANTIES SET FORTH IN SECTION 6.1 MAY NOT BE ENLARGED, DIMINISHED OR AFFECTED WITHOUT LCC'S AND NEXTEL'S WRITTEN CONSENT.

                 6.3 LIMITATION OF LIABILITY. IN NO EVENT WILL LCC BE LIABLE TO NEXTEL OR ANY OTHER PERSON FOR LOSS OF PROFITS, BUSINESS, USE OR DATA OR SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, EVEN IF LCC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE POTENTIAL LIABILITY OF LCC ARISING OUT OF THIS AGREEMENT. IN NO EVENT SHALL LCC'S LIABILITY TO NEXTEL HEREUNDER EXCEED, IN THE AGGREGATE, [______________________________________________]; PROVIDED, HOWEVER, THAT IN
THE EVENT THAT LCC IS FOUND LIABLE FOR WILLFUL BREACH OF THIS AGREEMENT, THEN AND ONLY THEN LCC'S LIABILITY HEREUNDER MAY BE INCREASED BEYOND SUCH LIMIT BUT ONLY TO THE EXTENT THAT SUCH LIABILITY DOES NOT EXCEED THE LESSER OF: (1) NEXTEL'S ACTUAL (E.G. OUT OF POCKET) DAMAGES RESULTING FROM SUCH WILLFUL BREACH OR (2) ALL OF-THE SERVICE

FEES AND SOFTWARE LICENSE FEES PAID BY NEXTEL TO LCC UNDER THIS AGREEMENT DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CLAIM WAS MADE.

7.               TAXES. DUTIES AND LEVIES.

                 7.1 Nextel's Obligation to Pay. All fees for Services and other payments to LCC are exclusive of any and all taxes, duties or levies assessed by any governmental authority in the United States in respect of such service fees and other payments. All such taxes, duties and levies (exclusive of any taxes based upon LCC's net income) shall be assumed by and paid for by Nextel, irrespective of whether included in any invoice sent to Nextel at any time by LCC

8.               NON-DISCLOSURE AND CONFIDENTIALITY.

                 8.1 Nondisclosure of Proprietary Information. In the event either party hereto (the "Receiving Party") obtains from the other party hereto (the "Disclosing Party") information in whatever form which is confidential or proprietary ("Proprietary Information") the Receiving Party:
(i) shall treat all such Proprietary Information as confidential; (ii) shall use such Proprietary Information only for the purposes contemplated in this Agreement; (iii) shall protect such Proprietary Information, whether in storage or in use, with the same degree of care as the Receiving Party uses to protect its own proprietary information against public disclosure, but in no case with less than reasonable care; and (iv) shall not disclose such Proprietary Information to any third party except to such employees of the Receiving Party who need to know such Proprietary Information for the purpose of effectuating this Agreement, who have been informed of the confidential nature of such Proprietary Information and who are bound in writing by the provisions of this
Section 8.

                 8.2 Exclusions. The provisions of this Section 8 shall not apply to any Proprietary Information which: (i) was in the public domain on the date hereof or comes into the public domain other than through (a) the fault or negligence of the Receiving Party or (b) a third party's breach of a nondisclosure obligation to the Disclosing Party; (ii) was lawfully obtained by the Receiving Party from a third party without breach of (a) this Agreement by the Receiving Party or (b) a nondisclosure obligation of any third party to the Disclosing Party, and otherwise not in violation of the Disclosing Party's rights; (iii) was known to the Receiving Party at the time of disclosure as shown by the Receiving Party's records in existence at the time of disclosure;
(iv) was independently developed by the Receiving Party, as shown by written evidence of the Receiving Party, without making use of any Proprietary Information of the Disclosing Party; or (v) is required to be disclosed pursuant to the order of any court or governmental agency.

                 8.3 Return. Upon the expiration or termination of this Agreement, and in any event upon the Disclosing Party's request at any time, the Receiving Party shall: (i) return to the Disclosing party all documents (including any copies thereof) embodying the Disclosing Party's Proprietary Information and (ii) certify in writing to the Disclosing Party, within ten (10) days following the Disclosing Party's request, that all such Proprietary Information has been returned.

                 8.4 Injunctive Relief. LCC and Nextel acknowledge that the extent of damages in the event of the breach of any provision of Section
8.1 or 8.3 would be difficult or impossible to ascertain, and that there will be available no adequate remedy at law in the event of any such breach. Each party therefore agrees that in the event it breaches any provision of Section
8.1 or 8.3, the other party will be entitled to injunctive or other equitable relief, in addition to any other relief to which it may be entitled.

                 8.5 Survival. The provisions of this Section 8 shall survive the expiration or termination of this Agreement.

9.               ADDITIONAL COVENANTS.

                 9.1 Non-solicitation. During the term of this Agreement (including renewal terms, if any) and for a period of one (1) year following the expiration or termination of this Agreement, neither party nor any of its officers, agents, subsidiaries, successors or assigns shall, directly, indirectly or in concert with any other person, solicit the services of, retain, attempt to employ or employ any employee of the other party. In the event this Agreement is terminated, and either party in such one year post-termination period desires to hire any radio frequency engineer then-assigned to perform services in any Nextel project office under this Agreement, or in the event LCC desires to hire any Nextel employee or Nextel desires to hire any other LCC employee, then (a) the party seeking to hire (the "Hiring Party") shall provide the other party (the "Other Party") with written notice of its desire to hire the relevant engineer prior to entering into any discussions with, or making any employment offers to the relevant engineer, and
(b) the Other Party shall promptly advise the Hiring Party whether the Other Party intends to waive, in its sole discretion, the provisions of this Section
9.1. In the event the Other Party elects to waive the provisions of this
Section 9.1, then (i) the parties agree to negotiate, in good faith, for the Hiring Party's payment to the Other Party of an appropriate finder's fee sufficient to compensate the Other Party for the investment (including training) made by the Other Party in the training and professional development of the relevant engineer or other employee, and (ii) contingent upon the parties having reached such agreement, the Hiring Party shall be free to solicit the services of, retain and/or employ the relevant engineer or other employee.

                 9.2      Removal of Personnel.   In the event LCC assigns any
person to perform Services hereunder, and that individual fails to perform his/her responsibilities in a processional and competent manner, after notice and a reasonable opportunity to cure his/her performance, then: (i) Nextel shall have the option, upon written request to LCC, to have LCC terminate the individual's assignment, and (ii) as soon as practicable following LCC's receipt of such a request from Nextel, LCC agrees to terminate the individual's assignment and provide Nextel with a suitable replacement for that individual's position. In the event that any radio frequency engineer as a replacement also fails to perform his/her responsibilities in a professional and competent manner, after notice and a reasonable opportunity to cure his/her performance, and in the event that Nextel gives a written request to have LCC terminate the assignment of such replacement person and LCC removes the engineer at Nextel's request, then (i) Nextel shall be free to replace the engineer so removed using any other vendor or source (notwithstanding the exclusivity provisions hereof) to fill the position that LCC's engineer was intended to perform, and (ii) the Minimum Service Charges set forth in Exhibit A shall be reduced by an amount equal to the amount of base hourly engineering service fees Nextel would have paid LCC for the replacement engineer to complete his/her scheduled assignment, and the reduction shall apply over the period of the intended assignment.

10.              TERM AND TERMINATION

                 10.1 Term. This agreement shall commence on the date first set forth above and shall continue in full force and effect until October 31, 1999, and shall thereafter be automatically renewed for additional and successive terms of one (1) year, unless sooner terminated as provided herein, provided, that during such renewal term(s), the exclusivity arrangements contemplated by section 2.2 shall not apply, the pricing for services shall be solely as determined in compliance with Section 4.5, and there shall be no minimum purchase commitments.

                 10.2     Termination.  This agreement may be terminated:

                          10.2.1   By Nextel or LCC, immediately upon written
notice of terminations in the event of a material breach of this agreement by the other party- if such breach continues uncured for a period of thirty (30) days after written notice of such breach;

                          10.2.2   By Nextel or LCC, immediately upon written
notice of termination to the other party, in the event the other party shall:
(i) become insolvent; (ii) make an assignment for the benefit of creditors;
(iii) file a voluntary bankruptcy petition; (iv) acquiesce to any involuntary bankruptcy petition; (v) be adjudicated bankrupt; or (vi) cease to do business;

                          10.2.3   By Nextel or LCC, upon prior written notice
to the other party at least sixty (60) days prior to the conclusion of the initial term or any annual renewal term thereafter;

                          10.2.4   By an executed written agreement between
Nextel and  LCC.

                 10.4 Termination of Prior Agreement. Upon the execution of this Agreement, the July Agreement shall be automatically superseded and replaced in its entirety by this Agreement. Each of Nextel and LCC, by executing this Agreement, irrevocably waives and releases any and all claims either may have against the other for any non-compliance with the terms of the July agreement by such other party.

11.              GENERAL.

                 11.1     Binding Effect; Assignment Restrictions.
This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither Nextel nor LCC shall be entitled to assign or transfer any or all of its respective rights or obligations hereunder without the prior written consent of the other party; provided, however, that each party shall be entitled to assign or transfer any or all of its rights to any entity that controls, is controlled by or is under common control with such party without the prior written consent of the other party. Any attempted assignment or transfer which is made in violation of this Section 11.1 shall be null and void and shall be deemed a material breach of this Agreement.

                 11.2 Relationship. The relationship between the parties to this Agreement is and shall be that of independent contractors. It is expressly agreed that nothing in this Agreement shall be construed to create or imply a partnership, joint venture, agency relationship or contract of employment. Neither party shall have the authority to make any statement, representation or commitment of any kind, or to take any action, that shall be binding on the other party, except as authorized in writing by the party to be bound.

                 11.3 Force Majeure. The obligations hereunder of each party shall be suspended while and to the extent that such party is prevented from complying herewith in whole or in part by any event beyond the reasonable control of such party, which for purposes of this Agreement shall include, without limitation, acts of God, earthquakes, unavoidable accidents, laws, rules, regulations or orders of government authorities, acts of war (declared or not), hostilities, blockades, civil disturbances, embargoes, strikes or any other similar event or cause. If any event described in the preceding sentence should result in the suspension of either party's performance of its obligations hereunder, such party shall give written notice of such suspension to the other party, specifying in reasonable detail the nature of the event causing such suspension. The party whose performance has been suspended shall:
(i) resume performance of its obligations hereunder as soon as reasonably practicable after the circumstances preventing such performance as provided above shall have terminated or ceased to have such effect and (ii) immediately notify the other party hereto in writing of such resumption.

                 11.4 Entire Agreement; Amendment. This Agreement (together with the Exhibits attached hereto) constitutes the entire agreement between LCC and Nextel, including their respective predecessor entities and controlled affiliates, regarding the subject matter hereof. All prior or contemporaneous agreements, proposals, understandings and communications between LCC and Nextel regarding the subject matter hereof (including, without limitation, the July Agreement and each of the agreements referenced in Sections 12.4, 11.2(a) and 11.2(b) of the July Agreement) whether oral or written, are superseded by and merged into this Agreement. Neither this Agreement nor any Exhibit hereto may be modified or amended except by a written instrument executed by both LCC and Nextel. In the event of any inconsistency between the terms of this Agreement and any purchase order or similar document issued by Nextel under this Agreement, the terms of this Agreement shall control. Any additional terms contained in any such purchase order or similar document shall be of no force or effect, and LCC expressly objects to and rejects all such additional terms.

                 11.5 Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall be enforceable to the maximum extent possible.

                 11.6 Notices. All notices- consents and other communications hereunder shall be provided in writing and shall be delivered personally, by registered or certified mail (return receipt requested), overnight courier, facsimile or similar method communication, to the parties at the following addresses (or such other address as may have been furnished by or on behalf of such party by like notice):

                 If to LCC:

                          TSI, a division
                          of LCC International, Inc.
                          2111 Wilson Boulevard
                          Suite 401
                          Arlington, VA 22201
                          Facsimile:    (703) 358~0062
                          Attention:    President
                          With Copy to: General Counsel

         If to Nextel:

                 Nextel Communications, Inc.
                 1505 Farm Credit Drive, Suite 100
                 McLean, Virginia  22102
                 Facsimile:    (703) 394-3496
                 Attention:    Chief Technology Officer
                               With a copy to:  General Counsel

         Communications sent by facsimile shall be deemed effectively served upon dispatch. Communications sent by registered or certified mail shall be deemed effectively served seven (7) calendar days after mailing.
Communications sent by overnight courier shall be deemed effectively served one
(1) business day after dispatch.

         11.7 Waiver. No waiver by either party of a breach of any term, provision or condition of this Agreement by the other party shall constitute a waiver of any succeeding breach of the same or any other provision hereof. No such waiver shall be valid unless executed in writing by the party making the waiver.

         11.8 Headings. The section and subsection headings used in this Agreement are intended for reference purposes only and shall not affect the interpretation or construction of any provision of this Agreement.

         11.9 Limitations. No action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the cause of action has arisen.

         11.10 Attorney's Fees. In the event it is necessary for either party to take any legal action to enforce any of the terms, provisions or conditions of this Agreement, the prevailing party will be entitled to recover from the other party all reasonable attorneys' fees and all reasonable costs and expenses relating to such legal action.

         11.11 Accrued Rights. The termination or expiration of this Agreement shall not effect or prejudice either party's accrued rights hereunder.

         11.12 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction and venue of the federal and/or state courts of the Commonwealth of Virginia for the purpose of any legal or equitable action arising under this Agreement. Each party agrees that service of process on such party in any such action may be made by certified or registered mail, return receipt requested, to the address of such party set forth in Section 11.6.

         11.13 Dispute Resolution. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve such dispute between them, first by negotiating promptly with each other in good faith, face-to-face negotiations. Such face-to-face negotiations shall be conducted by the respective designated senior management representatives of each party. If the parties are unable to resolve the dispute between them within twenty (20) business days (or such other period as the parties shall mutually agree upon) through such face-to-face negotiations, then the complaining party may commence legal action in accordance with Sections
11.9 and 11.12 of this Agreement.

         11.14 Survival. The respective rights and obligations of the parties under this Agreement that, by their nature and import, are intended to survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

         11.15 Acknowledgment. EACH PARTY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO), UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF the parties hereto, by their duly authorized representatives, have executed this Agreement as of the date first set forth above.


NEXTEL COMMUNICATIONS, INC.                      LCC INTERNATIONAL, INC.


By:  /s/ Barry West                         By:  /s/ Piyush Sodha
     -------------------------------             -----------------------------

Title:  Chief Technology Officer            Title:   President
        ----------------------------                --------------------------

                                                                       EXHIBIT A

                      SCHEDULE OF ENGINEERING SERVICE FEES


     1. Base Rates. Nextel shall pay LCC for the performance of radio frequency engineering services based on the number of hours devoted to such services by LCC in accordance with the following schedule of base hourly rates:

                 Title                                     Hourly Charge
                 -----                                     -------------

                 VP/
                 Manager of Engineering                    [_____________]

                 Project Manager                           [_____________]

                 Project Leader                            [_____________]

                 System Engineer                           [_____________]

                 RF Engineer                               [_____________]

     Notwithstanding the foregoing, LCC agrees that the radio frequency engineering service charges for any individual engineer assigned to perform Services in the United States shall not exceed [____] hours during any given month.

     2. Volume Discounts. LCC agrees to discount the total base hourly radio frequency engineering service fees charged to Nextel each month during the Commitment Period by [____].

     3. Minimum Service Charges. Nextel guarantees to pay LCC a minimum monthly service charge (after the application of all applicable discounts) for each month during the Commitment Period, as adjusted in accordance with Section 2.2.3 of the Agreement, in accordance with the following schedule:


Months                                                   Minimum Service Charge
------                                                 (Monthly Payment Amounts)
                                                       -------------------------
October, 1996                                               [_____________]
November, 1996                                              [_____________]
December, 1996
January, 1997 through
         December, 1997                                     [_____________]
January, 1998 through
         December, 1998                                     [_____________]
January, 1999 through                                       [_____________]
July, 1999
August, 1999                                                [_____________]
September, 1999                                             [_____________]

     4. LCC's Monthly Staffing Levels. LCC agrees to have the following number of radio frequency engineers (which the parties anticipate will result in services approximating the Minimum Service Charge) available to provide radio frequency engineering services to Nextel each month during the Commitment Period, assuming an allocation between engineering titles of one Project Leader (or Project Manager) for every two System Engineers plus two RF Engineers, in accordance with the following schedule:


Months                                                          Total Number
------                                                          of Engineers
                                                            Available Per Month
                                                            -------------------

October, 1996                                                      [____]
November, 1996                                                     [____]
December, 1996                                                     [____]
January, 1997 through
         December, 1997                                            [____]
January, 1998 through
         December, 1998                                            [____]
January, 1999 through
         July, 1999                                                [____]
August, 1999                                                       [____]
September, 1999                                                    [____]

                                                                       EXHIBIT B

                       DESCRIPTION OF ENGINEERING TITLES

PROJECT MANAGER

Skilled in project management.
Able to make commitments that need the support of LCC in Arlington. Able to access all technical resources in entire LCC infrastructure.

-   Develop and implement quality control procedures & appropriate standards
-   Oversees the design of each market
-   Sets quarterly goals & objectives for each market
-   Project planning
-   Assures that all commitments to the customer are met
-   Discussions/solutions/negotiations of contractual issues with the Customer
- Contact person for the customer regarding billings deliverables, concerns, etc.
- Regular contact with the customer to assure needs are being met by responsible engineering team
-   Ability to select vendors and appropriate technologies
-   Quantify resources needed for start-up system
-   Assist in development of corporate market level strategy
-   Ability to initiate new projects
-   One or more markets of responsibility
- Capable of fulfilling all aspects of the following positions: Project Leader, System Engineer and RF Engineer

PROJECT LEADER

Skilled in managing all roles in the RF network design and implementation process.
Mastery in all technical aspects of mobile radio network engineering.

-   Primary client interface in the field
-   Assumes project management responsibility for RF engineering in the market
-   Develops overall project planning and review for the market
- Monitors progress, provides quality review and technical guidance to LCC staff as necessary
-   Provides presentations and/or job training for clients

-   Responsible for overall system design
-   Supervises and oversees work efforts of the LCC staff engineers
-   Provides field work support
- Performs other project related duties (engineering reports, research, travels, etc.)
-   Provides general technical support to the customer
-   Provides assistance to Project Manager as required
-   Coordination of leasing and zoning issues
-   Attends market level meetings
-   Coordinates LCC workload in market
-   Prepares and presents market level reviews, projects,  concerns
-   Delegates work among LCC team
- Capable of fulfilling all aspects of the following positions: System Engineer and RF Engineer

SYSTEM ENGINEER

Knowledge of mobile radio network engineering.
Able to make system level design decisions effecting network performance.

-   System related RF design work
-   Frequency planning
-   Expansion planning
-   Ability to develop research oriented reports and documentation
-   System optimization
-   Thorough understanding of RF software design tools
-   Isolation studies
-   Representation of zoning related hearings (zoning support)
-   Interaction with clients to resolve problems
-   Assists Project Leader
-   FCC and FAA filing reviews and system level issues
-   Capable of fulfilling all aspects of an RF Engineer

RF ENGINEER

Knowledge of mobile radio network engineering.
Able to make sit level design decisions.

-   Able to run basic RF software design tools (ANET, CellCAD, etc..)
-   RF design of base sites (design for coverage and handover objectives)
-   Specify antenna and cable types
-   Collect and post process drive test data
-   Evaluation of best candidates
-   Measurement integration
-   Site visits for candidate and RF analysis
-   FCC and FAA filings
-   Site sweeps
-   Assists Project Leader and System Engineers

                                                                       EXHIBIT C

                   SCHEDULE FIELD TEST MEASUREMENT EQUIPMENT
                             MAINTENANCE & SUPPORT

         All LCC equipment purchased or upgraded after October 1, 1996, hereof will receive maintenance and support services under LCC's Platinum Protection Plan (as described below) for a period of one year from the date of shipment at no additional charge. Nextel may extend coverage for any one or more unit(s) under the Platinum Protection Plan after the first year or add existing equipment to the Platinum Protection Plan at the following prices (prices are per unit per year of coverage):

         RSAT2000 iDEN w/o navigation                     [________]
         RSAT2000 iDEN w/navigation                       [________]
         EXP2001 (any configuration)                      [________]
         TX1500                                           [________]
         CM1500 SMR/AMPS                                  [________]

         The foregoing rates are subject to increase in the same manner as the increases for software maintenance and support fees provided for under
Section 5.5(a) of this Agreement.

         The Platinum Protection Plan entitles Nextel to the following benefits: (i) LCC will use reasonable commercial efforts to repair or replace equipment that fails to operate in accordance with its specifications within 3 days of LCC's receipt of the subject equipment at its facilities in Arlington, Virginia, or LCC will send a comparable loaner unit to Nextel; (ii) all parts and labor for repairs are free of charge; and (iii) LCC will provide "out of box" failure protection, meaning that LCC will promptly (generally within 1 business day, and prior to LCC's receipt of the failed unit) ship spare unit(s) to replace any unit(s) that fail to operate in accordance with their specifications within 10 business days of initial installation in the field. Units will also be entitled to free factory calibration upon request.

                                                                      EXHIBIT D1

            Staffing Plan for October, November, and December, 1996

------------------------------------------------------------------------------------------------------------------------------------
 70 Chicago                                             0                                                               0    70

------------------------------------------------------------------------------------------------------------------------------------
 70 Cleveland         Tom Swanson               DE      2    70 Cleveland         Tom Swanson                 DE        2    70

                      Liang Li                  DE                                Liang Li                    DE

------------------------------------------------------------------------------------------------------------------------------------
 70 Denver                                              0    70 Detroit                                                 0    70

------------------------------------------------------------------------------------------------------------------------------------
 72 New York          Vincente Huaman           DE      2    72 New York          Vincente Huaman             DE        2    72
                      Sanjay Shenoy             AE                                Sanjay Shenoy

------------------------------------------------------------------------------------------------------------------------------------
 72 Maryland/         Navid Nawab               SE      3    72 Maryland/         Navid Nawab                 SE        3    72
 Philadelphia         Shipa Mandavia            AE           Philadelphia         Shipa Mandavia              AE
                      Bernard Stapor (MD)                                         Bernard Stapor (MD)         SE

------------------------------------------------------------------------------------------------------------------------------------
 71 NSC               (One requested)           PM      1    71 NSC               (One requested)             PM        1    71

------------------------------------------------------------------------------------------------------------------------------------
 71 Sacramento        Shiyam Sivagurunthan      DE      1    71 Sacramento        Shiyam Sivagurunthan        DE        1    71

------------------------------------------------------------------------------------------------------------------------------------
 71 Oakland           Bahreh Norouzi            PM      4    71 Oakland           Bahreh Norouzi              PM        3    71
                      Reza Okhavri              PM                                Reza Okhavri                PM
                      Chris Helzer (-20th)      PM

                      Zafar Naqvi               DE                                Zafar Naqvi                 DE

------------------------------------------------------------------------------------------------------------------------------------
 71 Lafayette                                           0    71 Lafayette                                               0    71

------------------------------------------------------------------------------------------------------------------------------------
 72 OK/Kansas                                           0    72 OK/Kansas                                               0    72

------------------------------------------------------------------------------------------------------------------------------------
 72 Los Angeles       Mohamed Sharif            PM      10   72 Los Angeles       Mohamed Sharif              PM        10   72




                      Mark Crompton             SE                                Mark Crompton               SE
                      Shehzad Khan              DE                                Shehzad Khan                DE
                      Gordon Graham             SE                                Gordon Graham               SE
                      Clarence Worrell          SE                                Clarence Worrell            SE


                      Jovan Zivkovic            SE                                Jovan Zivkovic              SE
                      Michael Downs             SE                                Michael Downs               SE
                      James Hilyer              SE                                James Hilyer                SE


                      Kamran Afshar             DE                                Kamran Afshar               DE
                      Ben Ghaffari              AE                                Ben Ghaffari                AE

------------------------------------------------------------------------------------------------------------------------------------
 72 San Diego         Martin Dossett            PM      2    72 San Diego         Martin Dossett              PM        2    72
                      Lalaine Berba             DE                                Lalaine Berba               DE

------------------------------------------------------------------------------------------------------------------------------------
 71 Houston                                             0    71 Houston                                                 0    71

------------------------------------------------------------------------------------------------------------------------------------
 71 Dallas                                              5    71 Dallas                                                  5    71
                      John Wei                  DE                                John Wei                    DE
                      Bill Callahan             DE                                Bill Callahan               DE
                      Steven Chen               AE                                Steven Chen                 AE



                      Sevor Klu                 AE                                Sevor Klu                   AE
                      Marguerite Leonard        DE                                Marguerite Leonard          DE

------------------------------------------------------------------------------------------------------------------------------------
 72 Atlanta/Gulf      Khaled Chehimi            PM      8    72 Atlanta/Gulf      Khaled Chehimi              PM        7    72
                      Kantesh Ahuja             DE                                Kantesh Ahuja               DE
                      Sean Tayyebi              DE                                Sean Tayyebi                DE
                      Nessar Babiker            DE                                Nessar Babiker              DE
                      Stephen Dye               SE                                Stephen Dye                 SE
                      Timothy Farrar            AE                                Timothy Farrar              AE
                      Omar Ksaibati             AE                                Omar Ksaibati               AE
                      Additional for New        DE                                Additional for New          DE
                      Orleans                                                     Orleans

------------------------------------------------------------------------------------------------------------------------------------
 72 Tampa/            Shoaib Yahya              SE      2    72 Tampa/            Shoaib Yahya                SE        3    72
          Orlando     Kyle Lee                  DE                      Orlando   Kyle Lee                    DE
                      Farshid Alaee             DE                                Farshid Alaee               DE

------------------------------------------------------------------------------------------------------------------------------------
 72 Raleigh NC        Russell Bellamy           SE      2    72 Raleigh NC        Russell Bellamy             SE        2    72
                      Bob Towery                DE                                Bob Towery                  DE

           In market                                    41             In market                                        40
           Requested                                    43             Requested                                        41
       July Contract  Projections                       36         July Contract  Projections                           35
------------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT D2
                Staffing Plan for the 1st and 2nd Quarter, 1997

------------------------------------------------------------------------------------------------------------------------------------
 Chicago                                              0    70 Chicago                                              0

------------------------------------------------------------------------------------------------------------------------------------
 Cleveland         Tom Swanson               DE       2    70 Cleveland      Tom Swanson                 DE        2
                   Liang Li                  DE                              Liang Li                    DE

------------------------------------------------------------------------------------------------------------------------------------
 Denver                                               0    70 Denver                                               0

------------------------------------------------------------------------------------------------------------------------------------
 Detroit                                              0    70 Detroit                                              0

------------------------------------------------------------------------------------------------------------------------------------
 New York                                             0    72 New York       One request t.b. made                 1

------------------------------------------------------------------------------------------------------------------------------------
 Maryland/                                            2    72 Maryland/                                            2
   Philadelphia    Shipa Mandavia            AE              Philadelphia    Shipa Mandavia              AE
                   Bernard Stapor (MD)       SE                              Bernard Stapor (MD)         SE

------------------------------------------------------------------------------------------------------------------------------------
 NSC               (One req. we'll           PM       1    71 NSC or Other   (One req. we'll             PM        4
                   provide)                                                  provide)
                                                                             (Three additional
                                                                             requests to be made and
                                                                             filed)

------------------------------------------------------------------------------------------------------------------------------------
 Sacramento                                           0    71 Sacramento                                           0

------------------------------------------------------------------------------------------------------------------------------------
 Oakland           Bahareh Norouzi           PM       2    71 Oakland        Bahareh Norouzi             PM        1
                   Raza Okhavri              PM



------------------------------------------------------------------------------------------------------------------------------------
 Lafayette                                            0    71 Lafayette                                            0

------------------------------------------------------------------------------------------------------------------------------------
 OK/Kansas                                            0    72 OK/Kansas                                            0

------------------------------------------------------------------------------------------------------------------------------------
 Los Angeles                                          8    72 Los Angeles                                          8


                   Mark Crompton             SE                              Mark Crompton               SE
                   Shehzad Khan              DE                              Shehzad Khan                DE
                   Gordon Graham             SE                              Gordon Graham               SE
                   Clarence Worrell          SE                              Clarence Worrell            SE



------------------------------------------------------------------------------------------------------------------------------------
                   Jovan Zivkovic            SE                              Jovan Zivkovic              SE
                   Michael Downs             SE                              Michael Downs               SE
                   James Hilyer              SE                              James Hilyer                SE


------------------------------------------------------------------------------------------------------------------------------------
                   Ben Ghaffari              AE                              Ben Ghaffari                AE

------------------------------------------------------------------------------------------------------------------------------------
 San Diego         Marti n Dossett           PM       2    72 San Diego      Martin Dossett              PM        2
                   Lalaine Berba                                             Lalaine Berba               DE

------------------------------------------------------------------------------------------------------------------------------------
 Houston                                              0    71 Houston                                              0

------------------------------------------------------------------------------------------------------------------------------------
 Dallas                                               5    71 Dallas                                               5
                   John Wei                  DE                              John Wei                    DE
                   Bill Callahan             DE                              Bill Callahan               DE
                   Steve Chen                AE                              Steve Chen                  AE


------------------------------------------------------------------------------------------------------------------------------------
                   Sevor Klu                 AE                              Sevor Klu                   AE
                   Marguerita Leonard        DE                              Marguerita Leonard          DE

------------------------------------------------------------------------------------------------------------------------------------
 Atlanta/Gulf      Khaled Chemimi            PM       7    72 Atlanta/Gulf   Khaled Chemimi              PM        7
                   Kantesh Ahuja             DE                              Kantesh Ahuja               DE
                   Sean Tayyebi              DE                              Sean Tayyebi                DE
                   Nasser Babiker            DE                              Nasser Babiker              DE
                   Stephen Dye               SE                              Stephen Dye                 SE
                   Timothy Farrar            AE                              Timothy Farrar              AE
                   Omar Ksaibati             AE                              Omar Ksaibati               AE

------------------------------------------------------------------------------------------------------------------------------------
 Tampa/Orlando     Kyle Lee                  DE       2    72 Tampa/                                               2
                   Farshid Alaee             DE               Orlando        Kyle Lee                    DE
                                                                             Farshid Alaee               DE

------------------------------------------------------------------------------------------------------------------------------------
 Raleigh NC        Bob Towery                DE       1    72 Raleigh NC     Bob Towery                  DE        1

------------------------------------------------------------------------------------------------------------------------------------
 In market                                            32   In market                                               35
 Requested                                            32   Requested                                               35
 Sept Contract Projections                            30   Sept Contract Projections                               30

------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT E

                        Expense Reimbursement Guidelines

1. Employees on short-term assignment (defined as employees intended to be in a market eleven months or less):

Per Diem                $90.00/day
Automobile rental       $1000/month (maximum; based on actual receipts)
Six-week trips:         $300/month (on average basis, based on actual receipts)

The "Per Diem" listed above is a combination of the customary expenses per diem (allowable IRA amount for the city involved, generally $34.00/day) plus a second portion for lodging. The expenses portion is paid only on days the engineer spends in the Nextel market, including weekends, legal holidays and sick days contiguous with workdays in the market; it is not paid when the employee is on vacation. However, the lodging portion continues to be paid for all days that the engineer is on assignment in the market, including vacation, since the lodging is usually a monthly contract for an apartment.

This lump-sum expense does not include the costs of the flight beginning and ending the assignment in the market, or miscellaneous job-related costs such as photo development fees, parking and travel for site visits, etc. as have habitually been paid; these costs will continue to be submitted on expense reports with receipts and will be paid by Nextel.

The cost of automobiles will be billed at actual cost of rental or lease (or under the agreed Runzheimer plan when applicable; the Runzheimer plan costs would also include the cost of shipping the vehicle to and from the market), up to the agreed maximums. LCC / TSI will make all efforts possible to minimize the costs of rental cars by entering into long-term leases in cases where this conforms to the length of commitment to TSI engineers in a market.

Finally, for those engineers who continue in a market beyond 12 months and cannot be committed to a long-term plan, Nextel will continue to be responsible for additional personal income tax responsibilities incurred by the employee as a result of being in the market for more than the IRS maximum time allowed.

2. Employees on long-term assignment (intended at beginning to be 12 months or more, and agreed to with market):

If an engineer is expected to be in a market for more than one additional year, LCC / TSI will encourage the conversion of that engineer's expenses to the long-term expense plan, as follows:

 Monthly sum                 $3500.00              includes housing, per diem, trips to home
                                                   office
--------------------------------------------------------------------------------------------------------
 Moving costs:
   if already               max $3250 to           require actual receipts
 in market                  market,
                            max. $6500 from
   if new to market         market
                            max. $6500 to          require actual receipts
                            market,
                            max. $6500 from
                            market
  Employee income tax       no provision           Employee is responsible for taxes himself
--------------------------------------------------------------------------------------------------------


Again, these costs are in addition to usual reimbursable job- related expenses, and are also in addition to the cost of the initial and final trip to the assignment location. However, it does not include the cost of vehicles on site, which will again be subject to the current policies on rental, lease or Runzheimers. It will be strongly encouraged to enter into a Runzheimer or long- term lease for long-term employees, as the costs can be very greatly reduced in comparison to rental costs. LCC continues to reserve the right to charge a penalty if Nextel breaks a long-term commitment to an employee, as described in section 4.2.5 of the previous LCC/Nextel contract.

32